EXHIBIT 99.1

PROMISSORY NOTE

$6,000,000	Los Angeles, California
September 27, 2007

FOR VALUE RECEIVED, the undersigned, GENIUS PRODUCTS, LLC, a Delaware limited liability company, promises to pay to the order of GENIUS PRODUCTS, INC., a Delaware corporation, at 2230 Broadway, Santa Monica, California 90404, or at such other place as the holder of this Promissory Note may from time to time designate, the principal sum of Six Million Dollars ($6,000,000), with interest on the unpaid principal balance from time to time outstanding at a monthly rate equal to the LIBOR Rate plus five percent (5%) until paid, commencing on the date hereof.  For purposes of this Promissory Note, the term “LIBOR Rate” shall mean, as of the date of determination, the one-month average of the London Interbank Offered Rate for the previous calendar month, as published in the Wall Street Journal.  Principal and accrued interest under this Promissory Note shall be due and payable on demand at any time after March 31, 2008.

The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Promissory Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of two percent (2%) above the interest rate which is otherwise provided herein for so long as such event of default continues.

All agreements between the undersigned and the holder of this Promissory Note are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder hereof exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.  If, from any circumstances whatsoever, the performance of any provision of this Promissory Note would cause such limit to be exceeded, then, ipsofacto, the obligation to be fulfilled shall be reduced to such limit.

If this Promissory Note is not paid when due, the undersigned promises to pay the holder’s reasonable costs of collection, including, without limitation, all reasonable attorneys’ fees and all reasonable expenses actually incurred by the holder hereof in connection with such collection efforts.

The principal of this Promissory Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time.

No single or partial exercise of any power hereunder shall preclude other or further  exercise thereof or the exercise of any other power.  No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.  The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.  Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Promissory Note and all notices of every kind are hereby waived by the undersigned.

Principal and interest evidenced hereby are payable only in lawful money of the United States.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of California.

GENIUS PRODUCTS, LLC

By: /s/ John Mueller
Name:  John Mueller
Title:    Chief Financial Officer

ALLONGE ENDORSEMENT

Dated as of:  September 27, 2007

FOR VALUE RECEIVED, the undersigned, GENIUS PRODUCTS, INC., pursuant to a security agreement in favor of the Administrative Agent referred to below, hereby assigns to Société Générale (“Société Générale”), as Administrative Agent under the Credit Agreement, dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Genius Products, LLC, the financial institutions party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), all of its right, title and interest in and to the Promissory Note dated as of September 27, 2007, made by Genius Products, LLC, payable to the order of the undersigned.  This Allonge Endorsement is intended to be attached to said note and, when so attached, shall constitute an endorsement thereof.

GENIUS PRODUCTS, INC.

By:          /s/ John Mueller
Name:  John Mueller
Title:    Chief Financial Officer